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                                                                     EXHIBIT 4.2
                                                                  EXECUTION COPY


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                       EOP OPERATING LIMITED PARTNERSHIP

                                     Issuer

                                      and

                      STATE STREET BANK AND TRUST COMPANY

                                    Trustee


                    _______________________________________

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 9, 1998
                       _________________________________


                             SENIOR DEBT SECURITIES


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                               TABLE OF CONTENTS


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
ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL
             APPLICATION .........................................  1

  SECTION 101.  DEFINITIONS ......................................  1
  SECTION 102.  EFFECT OF HEADINGS AND TABLE OF CONTENTS .........  1
  SECTION 103.  SUCCESSORS AND ASSIGNS ...........................  1
  SECTION 104.  SEPARABILITY CLAUSE ..............................  1
  SECTION 105.  BENEFITS OF INDENTURE ............................  2
  SECTION 106.  GOVERNING LAW ....................................  2
  SECTION 107.  EFFECTIVENESS ....................................  2

ARTICLE TEN  COVENANTS ...........................................  2
  SECTION 1004.  LIMITATIONS ON INCURRENCE OF DEBT ...............  2
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     FIRST SUPPLEMENTAL INDENTURE, dated as of February 9, 1998, between EOP
OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the "Issuer"), having its principal offices at Two North Riverside Plaza, 22nd Floor, Chicago, Illinois 60606, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee hereunder (the "Trustee"), having its Corporate Trust Office at Two International Place, Financial Services, Corporate Trust Department, Boston, Massachusetts 02110, under the indenture between the Issuer and the Trustee (the "Indenture") dated as of September 2, 1997.

                                    RECITALS

     The Indenture provides that the Issuer and the Trustee may, at any time and from time to time, enter into one or more supplemental indentures, in form satisfactory to the Trustee, for the purpose of supplementing the provisions of the Indenture to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Securities.

     The Issuer has duly authorized the execution and delivery of this First Supplemental Indenture, and all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the mutual premises and agreements herein contained, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE


            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

      (2) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

      (3) certain capitalized terms are used herein as they are defined in the Indenture.

     SECTION 102. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 103. SUCCESSORS AND ASSIGNS. All covenants, stipulations, promises and agreements in this First Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

     SECTION 104. SEPARABILITY CLAUSE. In case any provision in this First Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.




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     SECTION 105.  BENEFITS OF INDENTURE.  Except as provided in the next sentence, nothing in this First Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this First Supplemental Indenture.

     SECTION 106. GOVERNING LAW. This First Supplemental Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 107. EFFECTIVENESS. This First Supplemental Indenture shall take effect on the date hereof and shall amend the provisions of the Indenture with respect to the Securities.

                                  ARTICLE TEN


                                   COVENANTS

     SECTION 1004.  LIMITATIONS ON INCURRENCE OF DEBT.

           (a) The clause "The Issuer will not, and will not permit any Subsidiary to, incur any Debt other than intercompany Debt (representing Debt to which the only parties are the Issuer, the General Partner and any of their Subsidiaries, but only so long as such Debt is held solely by any of the Issuer, the General Partner and any Subsidiary) that is subordinate in right of payment to the Securities," in Section 1004(a) is amended and restated to read as follows:

                 "The Issuer will not, and will not permit any
            Subsidiary to, incur any Debt other than intercompany Debt (representing Debt to which the only parties are the Issuer, the General Partner and any of their Subsidiaries, but only so long as such Debt is held solely by any of the Issuer, the General Partner and any Subsidiary and provided that, in the case of Debt owed to Subsidiaries, such Debt is subordinate in right of payment to the Securities),"

           (b) The clause "The Issuer will not, and will not permit any Subsidiary to, incur any Debt other than intercompany Debt that is subordinate in right of payment to the Securities," in Section 1004(c) is
      amended and restated to read as follows:   .

                 "The Issuer will not, and will not permit any
            Subsidiary to, incur any Debt other than intercompany Debt (provided that, in the case of Debt owed to Subsidiaries, such Debt is subordinate in right of payment to the Securities),"

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     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          EOP OPERATING LIMITED PARTNERSHIP


                                          By:  Equity Office Properties Trust
                                               as Managing General Partner

                                               By: /S/ TIMOTHY H. CALLAHAN
                                                   --------------------------
                                                   Name:  Timothy H. Callahan
                                                   Title: President and CEO

Attest:


/s/ STANLEY M. STEVENS
------------------------------------
Title: Secretary and General Counsel

                                          STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee




                                          By: /s/ DONALD E. SMITH
                                              ------------------------
                                              Name:  Donald E. Smith
                                              Title: Vice President

Attest:


/s/ SUSAN FREEDMAN
------------------------------------
Title: Vice President


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STATE OF Illinois  )
                   )    ss:
COUNTY OF Cook     )


     On the 17th day of February, 1998, before me personally came Timothy H. Callahan, to me known, who, being by me duly sworn, did depose and say that he is President and CEO of EQUITY OFFICE PROPERTIES TRUST, the managing general partner of EOP OPERATING LIMITED PARTNERSHIP, one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

{Notarial Seal}


                                    /s/ DEBBIE J. WIELKOPOLAN
                                    ---------------------------------
                                    Notary Public
                                    COMMISSION EXPIRES: June 13, 2000



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COMMONWEALTH OF MASSACHUSETTS  )
                               )    ss:
            COUNTY OF SUFFOLK  )


     On the 17th day of February, 1998, before me personally came Donald E. Smith, to me known, who, being by me duly sworn, did depose and say that he is Vice President of STATE STREET BANK AND TRUST COMPANY, as Trustee, one of the parties described in and which executed the foregoing instrument, and that he is authorized to sign his name thereto on behalf of the Trustee.


{Notarial Seal}


                                    /s/ Stacye M. Junior
                                    --------------------------------
                                    Notary Public
                                    COMMISSION EXPIRES: 9/13/02



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